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                                                                    Exhibit 2.2

                                    FORM OF
                               VOTING AGREEMENT

   VOTING AGREEMENT (the "Agreement"), dated as of November 9, 2001, by and among Occam Networks Inc., a California corporation ("Occam"), Accelerated Networks, Inc., a Delaware corporation ("ANI") and the undersigned stockholders (the "Stockholders") of ANI and is for the benefit of Occam. Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined below).

   WHEREAS, contemporaneously with the execution of this Agreement, Occam and ANI are entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), providing for, among other things, the merger of a wholly-owned subsidiary of ANI into Occam (the "Merger") and the conversion of the outstanding shares of common stock of Occam into the right to receive shares of common stock of ANI pursuant to the Merger, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection therewith; and

   WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement; and

   WHEREAS, in order to induce Occam to enter into the Merger Agreement, the Stockholders are entering into this Agreement in their respective capacities as stockholders of ANI and not in their respective capacities as directors or officers of ANI, if applicable.

   NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

   1. Representations of Stockholders. Each of the Stockholders represents and warrants to Occam that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and of record that number of shares of ANI Common Stock set forth opposite such Stockholder's name on Exhibit A (collectively, the "Shares"), respectively, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or operation of law) and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting (as defined herein) of any shares of capital stock of ANI and there are no Voting trusts, proxies or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) any additional shares of ANI Common Stock other than the Shares and, except as disclosed on Exhibit A, does not have any options, warrants or other rights to acquire any additional shares of capital stock of ANI or any security exercisable for or convertible into shares of capital stock of ANI, and (c) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and any proxy delivered pursuant to Section 3 and to perform such Stockholder's obligations hereunder and thereunder. Each of the Stockholders further represents and warrants to Occam that the execution and delivery of this Agreement do not and the execution and delivery of any proxy delivered pursuant to Section 3 by such Stockholder and the performance of this Agreement and any proxy delivered pursuant to Section 3 by such Stockholder will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its assets is or may be bound or affected;
(b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other individual or entity (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities (as defined herein) pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's affiliates or assets is or may be bound or affected; or (c) require any consent or approval of any other Person. For purposes of this Agreement, "Vote" shall include voting of Shares in person or by proxy in favor of or against any action or consenting to any action in accordance with the Delaware General Corporation Law, and "Voting" shall have a correlative meaning. For purposes of this Agreement, "Subject Securities" shall mean: (i) all securities of ANI (including all shares of capital stock of ANI and all options, warrants and other rights to acquire shares of capital stock of ANI)

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owned beneficially or of record by a Stockholder as of the date of this
Agreement; and (ii) all additional securities of ANI (including all additional shares of capital stock of ANI and all additional options, warrants and other rights to acquire shares of capital stock of ANI) which a Stockholder acquires or becomes the owner of beneficially or of record during the period from the date of this Agreement through the Termination Date (as defined below).
   2. Agreement to Vote Shares. During the period from the date of this Agreement through the Termination Date, each of the undersigned Stockholders hereby agrees to Vote all Subject Securities (to the extent then entitled to Vote) at every meeting of the stockholders of ANI and at any adjournment or postponement thereof, and on every matter submitted for action or approval by written consent of the stockholders of ANI (a) IN FAVOR OF the approval of the Merger and the issuance of ANI Common Stock in the Merger, each of the other actions contemplated by the Merger Agreement and any action in furtherance of any of the foregoing and (b) AGAINST (1) any ANI Acquisition or any agreement relating thereto, (2) any action that is intended, or could reasonably be expected, to facilitate the consummation of any ANI Acquisition or (3) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of ANI under the Merger Agreement. The agreement contained in this Section 2 is irrevocable to the fullest extent permitted under Delaware law.
   3. Irrevocable Proxy. Each Stockholder hereby agrees (a) to deliver to Occam one or more proxies which shall be irrevocable to the fullest extent permitted by Delaware law, with respect to the Shares owned of record by such Stockholder and (b) cause to be delivered to Occam any additional proxies executed on behalf of the record owner of any outstanding Shares that were owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Stockholder. Such proxies shall provide for the Voting set forth in Section 2.

   4. No Voting Trusts. Each of the Stockholders agrees that, prior to the Termination Date, such Stockholder will not, nor will such Stockholder permit any Person under such Stockholder's control to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any proxy or arrangement with respect to the Voting of the Subject Securities other than agreements entered into with Occam.

   5. No Solicitation. Each Stockholder agrees that such Stockholder shall not directly or indirectly take any action that if taken by ANI would violate
Section 5.3(a) of the Merger Agreement.

   6. Transfer and Encumbrance. Each of the Stockholders agrees that, prior to the Termination Date, such Stockholder shall not transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber (or enter into an agreement to do any of the foregoing) any of the Subject Securities . This
Section 6 shall not prohibit a transfer of Subject Securities by a Stockholder
(i) to any member of such Stockholder's immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder's immediate family or (ii) upon the death of Stockholder; provided, however, that a transfer referred to in clause "(i)" or "(ii)" of this sentence shall be permitted only if, as a precondition to such transfer, each transferee agrees in a writing, reasonably satisfactory in form and substance to Occam, to be bound by the terms of this Agreement.

   7. Legending of Shares; Other Actions. If so requested by Occam, each Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents and other instruments, and shall take such further actions, as Occam may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

   8. Specific Performance. Each Stockholder hereto acknowledges that it will be impossible to measure in money the damages to Occam if such Stockholder fails to comply with any of the obligations imposed by this Agreement and that, in the event of any such failure, Occam will not have an adequate remedy at law or damages. Accordingly, each Stockholder hereto agrees that injunctive relief or other equitable remedy, in

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addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Occam has an adequate remedy at law.

   9. Entire Agreement, Amendment, Waiver. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

   10. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by fax or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to ANI:

   Accelerated Networks, Inc.
   301 Science Drive
   Moorpark, California 93021
   Attention: H. Michael Hogan, III, Chief Financial Officer
   Facsimile: (805) 553-9697

   With a copy to:

   Cooley Godward LLP
   Five Palo Alto Square
   3000 El Camino Real
   Palo Alto, California 94306
   Attention: David Lipkin
   Facsimile: (650) 849-7400

   If to Occam:

   Occam Networks Inc.
   77 Robin Hill Road
   Santa Barbara, California 93117
   Attention: Kumar Shah, President
   Facsimile: (805) 692-5309

   With a copy to:

   Wilson Sonsini Goodrich & Rosati
   Professional Corporation
   650 Page Mill Road
   Palo Alto, California 94304-1050
   Attention: John B. Goodrich
   Facsimile: (650) 493-6811


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   If to a Stockholder, to the address or fax number set forth for such
Stockholder on the signature page hereof, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

   11. Miscellaneous.

      (a) Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with and subject to the laws of the State of Delaware, without reference to conflicts of laws principles.

      (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).

      (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such invalid provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

      (d) Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      (e) Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the date which is forty-five (45) days after the termination of the Merger Agreement pursuant to Article VII of the Merger Agreement (the "Termination Date").

      (f) Headings, Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

      (g) Third Party Beneficiaries. Nothing in this agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this agreement.

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   EXECUTED as of the date first set forth above.

                                          OCCAM NETWORKS INC.

                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          ACCELERATED NETWORKS, INC.

                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          STOCKHOLDER

                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          Stockholder's Address:

                                         --------------------------------------

                                         --------------------------------------

                                          Facsimile:

                     (Signature Page to Voting Agreement)

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                                   EXHIBIT A

                                          Shares Held Shares Held
   Name of Stockholder    Class of Shares  of Record  Beneficially
   -------------------    --------------- ----------- ------------

   Exceptions to Representations:

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